Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-181424 and 333-173077 of Oconee Federal Financial Corp. on Form S-8 of our report dated September 28, 2015, related to the audit of the consolidated financial statements of Oconee Federal Financial Corp. as of June 30, 2015, and for the year ending June 30, 2015 appearing in the June 30, 2016 Annual Report on Form 10-K of Oconee Federal Financial Corp.

/s/ Cherry Bekaert LLP

Greenville, South Carolina

September 28, 2016